                                   EXHIBIT 11

                                SAFETY 1ST, INC.
                                BASIC AND DILUTED
                            EARNINGS PER COMMON SHARE

                                   (Unaudited)
                        (In Thousands, except share data)



                                                                                         THREE MONTHS ENDED
------------------------------------------------------------------------------------------------------------------------------------
                                                                              October 2, 1999                  October 3, 1998
------------------------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER COMMON SHARE
     Earnings available for common shares                                              $1,421                             $996

Basic earnings per common share                                                         $0.17                            $0.14

SHARES USED IN COMPUTATION

Weighted average common shares outstanding                                          8,498,000                        7,231,000



DILUTED EARNINGS PER COMMON SHARE
Earnings available for common shares and common stock                                  $1,421                             $996
  equivalent shares deemed to have a dilutive effect

Diluted earnings per common share                                                       $0.16                            $0.12

SHARES USED IN COMPUTATION

Weighted average common shares outstanding                                          8,498,000                        7,231,000
Common stock equivalents - stock options and warrants                                 534,000                        1,279,000

                                                                         ------------------------------------------------------
TOTAL                                                                               9,032,000                        8,510,000
                                                                         ======================================================



              The accompanying notes are an integral part of these
                         Condensed Financial Statements

                                   EXHIBIT 11

                                SAFETY 1ST, INC.
                                BASIC AND DILUTED
                            EARNINGS PER COMMON SHARE

                                   (Unaudited)
                        (In Thousands, except share data)

                                                                                       NINE MONTHS ENDED
-----------------------------------------------------------------------------------------------------------------------
                                                                      October 2, 1999                  October 3, 1998
-----------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER COMMON SHARE
     Earnings available for common shares                                      $4,328                           $2,259

Basic earnings per common share                                                 $0.57                            $0.31

SHARES USED IN COMPUTATION

Weighted average common shares outstanding                                  7,653,000                        7,214,000


DILUTED EARNINGS PER COMMON SHARE
Earnings available for common shares and common stock                          $4,328                           $2,259
  equivalent shares deemed to have a dilutive effect

Diluted earnings per common share                                               $0.49                            $0.26

SHARES USED IN COMPUTATION

Weighted average common shares outstanding                                  7,653,000                        7,214,000
Common stock equivalents - stock options and warrants                       1,137,000                        1,435,000
                                                                   ----------------------------------------------------
TOTAL                                                                       8,790,000                        8,649,000
                                                                   ====================================================


              The accompanying notes are an integral part of these
                         Condensed Financial Statements